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                                                                 EXHIBIT (a)(22)

                 [GLOBAL TELESYSTEMS GROUP, INC. LETTERHEAD]




FOR IMMEDIATE RELEASE--NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN OR INTO CANADA, AUSTRALIA OR JAPAN

       RECOMMENDED OFFER FOR ESPRIT TELECOM GROUP PLC ("ESPRIT TELECOM")

                                CLOSURE OF OFFER

WASHINGTON, JULY 13, 1999 --The board of directors of Global TeleSystems Group, Inc. (GTS) (Nasdaq: GTSG; Frankfurt: GTS; Easdaq: GTSG) announced today that the offer made by Bear, Stearns International Limited and Bear, Stearns & Co. Inc. on behalf of GTS for Esprit Telecom on February 2, 1999, will remain open for acceptances until 3:00 p.m. London time (10 a.m. New York City time) on July 28, 1999, whereupon it will close.

Bear, Stearns International Limited, which is regulated by The Securities and Futures Authority Limited in the conduct of its investment business in the United Kingdom, and Bear, Stearns & Co. Inc. (together "Bear Stearns") are acting exclusively for GTS and are acting for no one else in connection with the Offer and will not be responsible to anyone other than GTS for providing the protections afforded to customers of either Bear Stearns entity for providing advice in relation to the Offer. The provisions of this paragraph are not intended to disclaim any liability of either Bear Stearns entity under U.S. securities laws.

Copies of this announcement are not being and must not be mailed or otherwise distributed or sent in or into Canada, Australia or Japan and persons receiving this announcement (including custodians, nominees and trustees) must not distribute or send it in or into Canada, Australia or Japan.

About GTS

Global TeleSystems Group is a leading independent owner and operator of telecommunications companies throughout Europe. GTS serves customers in 20 European countries and operates a broadband network with points of presence in 23 cities in Europe. GTS recently acquired Esprit Telecom, Omnicom and NetSource, which provide business customers with a wide range of voice, data, IP, Internet and other telecommunications services. The company has announced it will develop competitive local exchange carrier (CLECs) in Paris, Geneva and Berlin and has plans to develop at least 12 CLEC operations in Western Europe by year-end 2001. GTS also provides managed bandwidth and switched services in Europe to other telecommunications and Internet service providers and has announced a planned transatlantic joint venture. In addition, the company offers a variety of fixed line and mobile telecommunications services in Russia and the CIS.




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Headquartered in the metropolitan Washington, D.C. area, GTS's affiliates have offices in London, Brussels, Amsterdam, Paris, Frankfurt, Moscow, Budapest, Kiev and Prague.

Inquiries:

Bear, Stearns International Limited
Richard Strang
telephone:  +44 (0) 171 516 6937

For investors and U.S. media:
Robert Capozzi
telephone:  +1 703 918 4548
fax:  +1 703 918 0371;
pager:  +1 800 331 4741
e-mail:  bob.capozzi@gtsgroup.com

For European media:
Glenn Manoff
telephone:  +44 (0) 118 918 4010
fax:  +44 (0) 118 918 4144
mobile:  +44 (0) 467 446 087
e-mail: glenn.manoff@gtsgroup.com

Visit GTS's website at www.gtsgroup.net.

THIS PRESS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISK AND UNCERTAINTY. ALTHOUGH THE COMPANY BELIEVES ITS EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, NO ASSURANCE CAN BE GIVEN THAT SUCH PROJECTIONS WILL BE FULFILLED. ANY SUCH FORWARD-LOOKING STATEMENT MUST BE CONSIDERED ALONG WITH KNOWLEDGE THAT ACTUAL EVENTS OR RESULTS MAY VARY MATERIALLY FROM SUCH PREDICTIONS DUE TO, AMONG OTHER THINGS, POLITICAL, ECONOMIC OR LEGAL CHANGES IN THE MARKETS IN WHICH GTS DOES BUSINESS, COMPETITIVE DEVELOPMENTS OR RISKS INHERENT IN THE COMPANY'S BUSINESS PLAN. READERS ARE REFERRED TO THE DOCUMENTS FILED BY GTS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, SPECIFICALLY THE MOST RECENT REPORTS FILED UNDER THE SECURITIES EXCHANGE ACT OF 1934 AND REGISTRATION STATEMENTS FILED PURSUANT TO THE SECURITIES ACT OF 1933, WHICH IDENTIFY IMPORTANT RISK FACTORS.

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